As filed with the Securities and Exchange Commission on September 8, 2016
Registration No. 333-32698
Registration No. 333-51920
Registration No. 333-65330
Registration No. 333-89520
Registration No. 333-107884
Registration No. 333-111046
Registration No. 333-117479
Registration No. 333-125147
Registration No. 333-136933
Registration No. 333-153602
Registration No. 333-163710

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1 to FORM S-8 Registration Statement No. 333-32698
POST-EFFECTIVE AMENDMENT No. 1 to FORM S-8 Registration Statement No. 333-51920
POST-EFFECTIVE AMENDMENT No. 1 to FORM S-8 Registration Statement No. 333-65330
POST-EFFECTIVE AMENDMENT No. 1 to FORM S-8 Registration Statement No. 333-89520
POST-EFFECTIVE AMENDMENT No. 1 to FORM S-8 Registration Statement No. 333-107884
POST-EFFECTIVE AMENDMENT No. 1 to FORM S-8 Registration Statement No. 333-111046
POST-EFFECTIVE AMENDMENT No. 1 to FORM S-8 Registration Statement No. 333-117479
POST-EFFECTIVE AMENDMENT No. 2 to FORM S-8 Registration Statement No. 333-125147
POST-EFFECTIVE AMENDMENT No. 1 to FORM S-8 Registration Statement No. 333-136933
POST-EFFECTIVE AMENDMENT No. 1 to FORM S-8 Registration Statement No. 333-153602
POST-EFFECTIVE AMENDMENT No. 2 to FORM S-8 Registration Statement No. 333-163710
UNDER THE SECURITIES ACT OF 1933

FINISAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-3038428
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1389 Moffett Park Drive, Sunnyvale, CA	94089
(Address of Principal Executive Offices)	(Zip Code)

Finisar Corporation 1989 Stock Option Plan
Finisar Corporation 1999 Stock Option Plan
Finisar Corporation 1999 Employee Stock Purchase Plan
Finisar Corporation International Employee Stock Purchase Plan
Sensors Unlimited, Inc. Second Amended and Restated 1997 Stock Option Plan
Demeter Technologies, Inc. 2000 Stock Option Plan
Finisar Corporation 2001 Nonstatutory Stock Option Plan
Transwave Fiber, Inc. Amended and Restated 2000 Stock Option Plan
Medusa Technologies, Inc. 1999 Stock Option Plan
Shomiti Systems, Inc. 1995 Stock Plan
Optium Corporation Warrants to Purchase Common Stock
(Full title of the plans)

Kurt Adzema
Executive Vice President, Finance and Chief Financial Officer
Finisar Corporation
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Name and address of agent for service)

(408) 548-1000
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)

EXPLANATORY NOTE
Deregistration of Securities
This Post-Effective Amendment relates to the following Registration Statements of Finisar Corporation (the "Registrant") filed by the Registrant with the Securities and Exchange Commission, in each case as amended by any post-effective amendments thereto:

•
Registration Statement on Form S-8 (File No. 333-32698) pertaining to the registration of 344,077 shares of the Registrant's common stock, par value $0.001 per share, ("Common Stock"), issuable under the Registrant's 1989 Stock Option Plan, 2,162,050 shares of Common Stock issuable under the Registrant's 1999 Stock Option Plan, and 93,750 shares of Common Stock issuable under the Registrant's 1999 Employee Stock Purchase Plan;

•
Registration Statement on Form S-8 (File No. 333-51920) pertaining to the registration of 47,677 shares of Common Stock issuable in connection with the assumed stock options granted under the Sensors Unlimited, Inc. Second Amended and Restated 1997 Stock Option Plan, and 70,821 shares of Common Stock issuable in connection with the assumed stock options granted under the Demeter Technologies, Inc. 2000 Stock Option Plan;

•
Registration Statement on Form S-8 (File No. 333-65330) pertaining to the registration of 1,150,986 shares of Common Stock issuable under the Registrant's 1999 Stock Option Plan, 93,750 shares of Common Stock issuable under the Registrant's 1999 Employee Stock Purchase Plan, 731,250 shares of Common Stock issuable under the Registrant's 2001 Nonstatutory Stock Option Plan, 68,423 shares of Common Stock issuable in connection with the assumed stock options granted under the Transwave Fiber, Inc. Amended and Restated 2000 Stock Option Plan, 1,001 shares of Common Stock issuable in connection with the assumed stock options granted under the Medusa Technologies, Inc. 1999 Stock Option Plan, and 52,496 shares of Common Stock issuable in connection with the assumed stock options granted under the Shomiti Systems, Inc. 1995 Stock Plan;

•
Registration Statement on Form S-8 (File No. 333-89520) pertaining to the registration of 1,227,377 shares of Common Stock issuable under the Registrant's 1999 Stock Option Plan, and 93,750 shares of Common Stock issuable under the Registrant's 1999 Employee Stock Purchase Plan;

•
Registration Statement on Form S-8 (File No. 333-107884) pertaining to the registration of 1,309,353 shares of Common Stock issuable under the Registrant's 1999 Stock Option Plan, and 93,750 shares of Common Stock issuable under the Registrant's 1999 Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (File No. 333-111046) pertaining to the registration of 93,750 shares of Common Stock issuable under the Registrant's 1999 Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (File No. 333-117479) pertaining to the registration of 1,392,814 shares of Common Stock issuable under the Registrant's 1999 Stock Option Plan;

•
Registration Statement on Form S-8 (File No. 333-125147) pertaining to the registration of 1,618,320 shares of Common Stock issuable under the Registrant's 1999 Stock Option Plan, 137,500 shares of Common Stock issuable under the Registrant's International Employee Stock Purchase Plan, and 1,237,500 shares of Common Stock issuable under the Registrant's 1999 Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (File No. 333-136933) pertaining to the registration of 125,000 shares of Common Stock issuable under the Registrant's 1999 Employee Stock Purchase Plan;

•
Registration Statement on Form S-8 (File No. 333-153602) pertaining to the registration of 37,960 shares of Common Stock issuable in connection with the assumed common stock warrants of Optium Corporation; and

•	Registration Statement on Form S-8 (File No. 333-163710) pertaining to the registration of 761,337 shares of Common Stock issuable under the Registrant's 1999 Employee Stock Purchase Plan.

To the extent applicable, the share numbers referenced above reflect a three-for-one forward split of the Registrant's Common Stock which was effective on April 12, 2000 and a one-for-eight reverse split of the Registrant's Common Stock which was effective on September 25, 2009.

The Registration Statements referred to above are collectively referred to as the "Registration Statements", and the plans referred to above are collectively referred to as the "Plans". To the extent a Registration Statement includes any plans other than the Plans, this Post-Effective Amendment applies to that Registration Statement only as to the Plan, or Plans, listed above. No additional awards may be granted under any of the Plans, and all awards previously granted under the Plans have been exercised or paid or have expired. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that have been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of the remaining unissued shares of Common Stock registered under the Plans.

This Post-Effective Amendment shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on September 8, 2016.

Finisar Corporation
By:	/s/ Kurt Adzema
Kurt Adzema
Executive Vice President, Finance and Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

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